Staley, Okada & Partners
CHARTERED ACCOUNTANTS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated January 25, 2006 relating to the financial statements of Lexaria Corp. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

"Staley, Okada & Partners"

Vancouver, BC
September 20, 2007

STALEY, OKADA & PARTNERS
CHARTERED ACCOUNTANTS